UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2009
NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-2960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Research Forest Drive, Suite 100
The Woodlands, TX	77381
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 362-6800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 30, 2009, Newpark Resources, Inc. (the “Company”) entered into an Amendment to Employment Agreement (the “Amendment”) with William D. Moss, Vice President of the Company and President of Newpark Mats and Integrated Services (“NMIS”), amending his Employment Agreement dated June 2, 2008, as previously amended on April 23, 2009 (as amended, the “Employment Agreement”). The Amendment provides for changes in Mr. Moss’ position and related responsibilities (the “Employment Events”) resulting from the consolidation of NMIS with the Company’s Environmental Services business and further amends certain termination rights arising from the Employment Events.
     The Amendment was effective June 30, 2009 and commencing on such date Mr. Moss shall no longer serve as the President of NMIS. The Company and Mr. Moss have agreed that Mr. Moss shall continue to serve as Vice President, Corporate Strategy and Development, of the Company pursuant to which he shall serve under the direction and supervision of the Chief Executive Officer of the Company and will perform such duties as may be assigned to Mr. Moss from time to time.
     As a result of the Employment Events, Mr. Moss may exercise his right to terminate his employment for Good Reason pursuant to the provisions of the Employment Agreement. Mr. Moss has agreed that he shall not have the right to terminate his employment for Good Reason as a result of the Employment Events at any time prior to January 1, 2010. Mr. Moss will have twenty (20) days following January 1, 2010 to terminate his employment for Good Reason as a result of the Employment Events by providing written notice thereof to the Company. If Mr. Moss fails to provide timely written notice, Mr. Moss shall be deemed to have conclusively waived any right he may have under the Employment Agreement to terminate his employment for Good Reason as a result of the Employment Events. In consideration of the foregoing agreements by Mr. Moss, the Company has agreed that it shall not have the right to terminate Mr. Moss’ employment without Cause at any time prior to January 20, 2010.
     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement effective as of June 30, 2009 by and between Newpark Resources, Inc. and William D. Moss.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated: July 6, 2009	By:	/s/ James E. Braun

	Name:	James E. Braun
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment to Employment Agreement effective as of June 30, 2009 by and between Newpark Resources, Inc. and William D. Moss.